UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 29, 2008
THE CATO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-31340 (Commission File Number)	56-0484485 (I.R.S. Employer Identification Number)

8100 Denmark Road, Charlotte, North Carolina	28273-5975

(Address of Principal Executive Offices)	(Zip Code)
(704) 554-8510

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
                   Arrangements of Certain Officers
As previously announced on August 29, 2008, The Cato Corporation (the “Company”) has promoted John R. Howe to Executive Vice President and Chief Financial Officer of the Company, effective as of September 1, 2008. In connection with Mr. Howe’s promotion, Mr. Howe and the Company entered into a letter of agreement (“Agreement”) dated August 29, 2008 and effective September 1, 2008, that sets forth certain terms regarding his employment.
Pursuant to the Agreement, Mr. Howe will serve as Executive Vice President and Chief Financial Officer of the Company. His initial annual base salary will be $225,000 per year, subject to potential increase based on an annual performance review.
Mr. Howe will be eligible to receive a performance bonus of up to 60% of base salary based upon the achievement of the Company and individual performance goals for fiscal 2008.
As of his effective promotion date, Mr. Howe will be granted 5,000 restricted shares of the Company’s Class A Common Stock. These restricted shares were granted pursuant to the Company’s 2004 Incentive Compensation Plan, and will vest over 5 years at the rate of 1/3 per year as of the end of years 3, 4 and 5, respectively. Mr. Howe will also be eligible to receive an annual restricted stock grant in May 2009, along with other eligible employees, subject to approval by the Compensation Committee of the Board of Directors.
Mr. Howe will be entitled to participate in the Company’s employee benefit plans as provided to other employees, including the Company’s 401(k) Plan, Employee Stock Purchase Plan and vacation plan.
On August 29, 2008, the Company issued a press release announcing the promotion of John R. Howe as its new Executive Vice President and Chief Financial Officer, effective as of September 1, 2008. A copy of the press release is attached hereto as Exhibit 99.2, and the contents thereof are incorporated herein by reference. Mr. Howe, who is 46 years old, has served in various positions with the Company since July 1986, most recently as Senior Vice President and Controller from June 2007 until his recent promotion and as Vice President, Assistant Controller from August 1999 until June 2007.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

99.1	Letter of Agreement between the Company and John Howe

99.2	Press release issued on August 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

September 2, 2008	/s/ John P. D. Cato

Date	John P. D. Cato
Chairman, President and
Chief Executive Officer

September 2, 2008	/s/ John R. Howe

Date	Executive Vice President
Chief Financial Officer

Exhibit Index
Exhibit

99.1	Letter Agreement between the Company and John Howe

99.2	Press release issued on August 29, 2008

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